ALVIN L. DAHL
& ASSOCIATES, PC
Certified Public Accountants

A Professional Corporation









December 13, 1999

To the Board of Directors of
WULF INTERNATIONAL, LTD.

We hereby agree to the inclusion in the Form 10-KSB of Wulf International, LTD. of our report dated October 12, 1999, relating to our audit of the financial statements of Wulf International, LTD. for the years ended December 31, 1998 and 1997.

Sincerely,




/s/  Alvin L. Dahl
------------------------------
Alvin L. Dahl, CPA
For the firm
Alvin L. Dahl & Associates, PC